SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934




                                November 22, 1996
                Date of Report (Date of earliest event reported)



                      AMERICAN MOBILE SATELLITE CORPORATION
             (Exact name of registrant as specified in its charter)



            DELAWARE                   0-23044               93-0976127
  (State or other jurisdiction       (Commission            (IRS Employer
        of incorporation)             File Number)        Identification No.)



                10802 Parkridge Boulevard, Reston, Virginia 22091
               (Address of principal executive offices) (Zip Code)



                                 (703) 758-6000
              (Registrant's telephone number, including area code)



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Item 2.  Acquisition or Disposition of Assets

On November 22, 1996, the Registrant acquired the assets of Rockwell Collins, Inc. ("Rockwell") relating to its Land Transportation Electronics' Mobile Communications Satellite Service business (the "Business") through which Rockwell had sold mobile messaging hardware and services to commercial trucking fleets. The assets of the Business were acquired from Rockwell through the assumption by the Registrant of the various contracts and obligations of Rockwell relating to the Business; no additional, direct payments are to be made under the terms of the Asset Sale Agreement dated as of November 22, 1996.

Prior to the acquisition, Rockwell had purchased satellite capacity from the Registrant for resale to its customers in the Business. In connection with the transaction, the satellite capacity agreement was terminated effective November 22, 1996.

The assets of the Business acquired from Rockwell include tangible equipment and inventory used in connection with fulfilling the contracts transferred with the Business. The Registrant intends to continue such use in operating the Business.



Item 7.  Financial Statements and Exhibits

It is impractical for the Registrant to file the financial statements required by Item 7 as of the date of this filing. The Registrant will file such financial statements for the acquired Business as soon as practicable after they become available, by amendment to this Form 8-K. Such amendment will be filed within 60 days of the date of this filing.

                                  (c) Exhibits

10.61 -- Asset Sale Agreement dated as of November 22, 1996 by and among Rockwell Collins, Inc., American Mobile Satellite Corporation and AMSC Subsidiary Corporation (filed herewith).

99.9 -- American Mobile Satellite Corporation Press Release No. 96-#25 dated November 25, 1996 (filed herewith).


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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           AMERICAN MOBILE SATELLITE CORPORATION
                                           (Registrant)



Date:   December 9, 1996                   /s/ Randy S. Segal
                                           ------------------
                                           Randy S. Segal
                                           Vice President and General Counsel




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                                  EXHIBIT INDEX

Exhibit
Number                                Exhibit
------                                -------

10.61 Asset Sale Agreement dated as of November 22, 1996 by and among Rockwell Collins, Inc., American Mobile Satellite Corporation and AMSC Subsidiary Corporation (filed herewith).

99.9 American Mobile Satellite Corporation Press Release No. 96-#25 dated November 25, 1996 (filed herewith).


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